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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


As independent auditors, we hereby consent to the incorporation by reference of our reports on the consolidated financial statements and financial statement schedule of the Company as of September 30, 1997 and for the each of the years in the two-year period ended September 30, 1997 included in this Form 10-K, into the Company's previously filed registration statement on Form S-8 (File No. 333-40091).


                                    /s/ KPMG Peat Marwick LLP


San Juan, Puerto Rico,
December 28, 1998.